     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1999.

                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                     AMERCO
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NEVADA                                            88-0106815
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                         1325 AIRMOTIVE WAY, SUITE 100
                            RENO, NEVADA 89502-3239
                                 (775) 688-6300
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           GARY V. KLINEFELTER, ESQ.
                         SECRETARY AND GENERAL COUNSEL
                                     AMERCO
                         1325 AIRMOTIVE WAY, SUITE 100
                            RENO, NEVADA 89502-3239
                                 (775) 688-6300
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                JON S. COHEN, ESQ.                             ARNOLD B. PEINADO, III, ESQ.
             MICHAEL M. DONAHEY, ESQ.                      MILBANK, TWEED, HADLEY & MCCLOY, LLP
               SNELL & WILMER L.L.P.                             ONE CHASE MANHATTAN PLAZA
                ONE ARIZONA CENTER                               NEW YORK, NEW YORK 10005
            PHOENIX, ARIZONA 85004-0001                               (212) 530-5000
                  (602) 382-6000

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:   [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:   [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:   [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:   [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:   [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
        TITLE OF CLASS                   AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
         OF SECURITIES                   TO BE              AGGREGATE PRICE            AGGREGATE              REGISTRATION
       TO BE REGISTERED              REGISTERED(1)            PER UNIT(2)            OFFERING PRICE              FEE(2)
-------------------------------------------------------------------------------------------------------------------------------
Debt Securities................       $500,000,000                100%                $500,000,000              $139,000
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Such indeterminate amount of debt securities as shall be issued at indeterminate prices.

(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MARCH 4, 1999

Prospectus

                                  [UHAUL LOGO]

                                     AMERCO

                                  $500,000,000
                                Debt Securities

AMERCO
1325 Airmotive Way, Suite 100
Reno, Nevada 89502-3239
(775) 688-6300

We are a holding company for U-Haul International, Inc., Republic Western Insurance Company, Oxford Life Insurance Company, and Amerco Real Estate Company. U-Haul comprises greater than 80% of our total revenue and is our most notable business. The trading symbol for our common stock on the NASDAQ is "UHAL." We do not expect any of these debt securities to officially trade in any public market.

* We may use this prospectus from time to time to offer senior and subordinated unsecured debt securities in one or more series.

* The debt securities will be issued under the terms of two indentures and applicable supplemental indentures, which are described in this prospectus.

* Specific terms of these debt securities will be set forth in a supplement to this prospectus.

*        The total of all debt securities offered will not exceed $500,000,000.

* We may sell debt securities directly to purchasers, through underwriters, dealers or agents or through any combination of these methods.

* A supplement to this prospectus will name any underwriters, dealers or agents involved in the sale of our debt securities and describe their compensation.

  ---------------------------------------------------------------------------

This investment involves a high degree of risk. Before making an investment in our debt securities, you should carefully consider certain risks described in "Risk Factors" beginning on page 7.

This prospectus may not be used to consummate a sale of debt securities unless accompanied by a prospectus supplement applicable to such debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
  ---------------------------------------------------------------------------
                                March    , 1999

The information in this prospectus is not complete and may be amended. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                                PAGE
                                                                ----
About this Prospectus.......................................      1
Where You Can Find More Information.........................      1
Special Note of Caution Regarding Forward-Looking
   Statements...............................................      3
About AMERCO................................................      4
The Offering................................................      6
Risk Factors................................................      7
Use of Proceeds.............................................      9
Ratio of Earnings to Fixed Charges..........................     10
Description of Debt Securities..............................     10
Plan of Distribution........................................     24
Legal Opinions..............................................     25
Experts.....................................................     25

You should not rely on any information you receive that is not either contained in, or referred to in, this prospectus or any prospectus supplement. Neither AMERCO nor any underwriter, dealer or agent has authorized anyone to provide you with any other information. This prospectus does not constitute an offer for any securities other than those specifically referred to in this document. We are not making an offer of these securities in any state where the offer is not permitted. There is no implication that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, use the registration statement and the shelf process to sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to carefully read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" in making your investment decision.

For more detail, you should read the exhibits filed with our registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we or the underwriters sell all of the securities that we have registered.

*         Annual Report on Form 10-K for the fiscal year ended March 31, 1998;
          and

* Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998, and December 31, 1998.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

AMERCO -- Investor Relations
1325 Airmotive Way, Suite 100
Reno, Nevada 89502-3239
telephone: (775) 688-6300

Additionally, our summary quarterly financial reports can be found on our home page on the Internet at: http://www.uhaul.com. Such information, however, will not be deemed to be incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                       SPECIAL NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

Certain statements in (a) this prospectus under the caption "Risk Factors," (b) any applicable prospectus supplement and (c) the documents incorporated by reference into this prospectus may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are:

* Fluctuations in our costs to maintain and update our fleet and facilities;

* Changes in government regulations, particularly environmental regulations;

*         Changes in demand for our products;

*         Changes in the general domestic economy;

*         Degree and nature of our competition; and

* Other factors described in this prospectus, any prospectus supplement or the documents we file with the SEC and incorporate by reference into this prospectus.

When used in our documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                                  ABOUT AMERCO

GENERAL INFORMATION

AMERCO owns all of the stock of our principal subsidiary, U-Haul International, Inc. U-Haul rental operations represented over 80% of our total revenue for each of the past five (5) fiscal years ended March 31, 1998. We also own all the stock of Republic Western Insurance Company, Oxford Life Insurance Company, and Amerco Real Estate Company. Throughout this prospectus, unless otherwise indicated, AMERCO and references to "we," "our," "ours" and "us" includes all of our subsidiaries. Our principal executive offices are located at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502, and our telephone number is (775) 688-6300.

U-HAUL OPERATIONS

*         U-Move Operations

Founded in 1945, U-Haul is primarily engaged, through its subsidiaries, in the rental of trucks, automobile-type trailers, and support rental items to the do-it-yourself moving customer. Our do-it-yourself moving business operates under the U-Haul name through an extensive and geographically diverse distribution network of approximately 1,100 company-owned U-Haul centers and approximately 15,000 independent dealers throughout the United States and Canada. We believe that we have more moving equipment rental locations than our two largest competitors combined. The U-Haul rental equipment fleet consists of 92,900 trucks, 79,600 trailers, and 18,300 tow dollies. Additionally, U-Haul sells related products (such as boxes, tape, and packaging materials) and rents various kinds of equipment (such as floor polishing and carpet cleaning equipment).

*         Self-Storage Rental Operations

U-Haul entered the self-storage business in 1974 and offers for rent more than
27.2 million square feet of self-storage space through over 800 company-owned or managed storage locations. We believe we are the second largest self-storage operator (in terms of square feet) in the industry. We believe our self-storage operations are complementary to the do-it-yourself moving business. All of our self-storage space is located at or near one or more U-Haul centers or independent U-Haul dealers.

INSURANCE OPERATIONS

*         Republic Western

Republic Western originates and reinsures property and casualty type insurance products for independent third parties, U-Haul customers, and U-Haul. Republic Western's principal strategy is to capitalize on its knowledge of insurance products aimed at the moving and rental markets. Approximately 29.8% of Republic Western's written premiums relate to insurance underwriting activities involving AMERCO's affiliates. Approximately 90.8% of Republic Western's invested assets are in investment grade (NAIC-2 or greater) fixed income securities. Republic Western is rated "A+-VIII" by A.M. Best.

*         Oxford

Oxford primarily reinsures life, health, and annuity insurance products and administers our self-insured employee health plan. Approximately 2.9% of Oxford's premium revenues are from business with AMERCO's affiliates. Approximately 91.4% of Oxford's invested assets are in investment grade (NAIC-2 or greater) fixed income securities. Oxford is rated "A-VII" by A.M. Best.

REAL ESTATE OPERATIONS

*         Amerco Real Estate

Amerco Real Estate owns or actively manages over 1,150 properties throughout the United States and Canada. In addition to its U-Haul operations, Amerco Real Estate actively seeks to lease or dispose of our surplus properties.

The following chart represents the corporate structure of the major operating subsidiaries of AMERCO:

                    Corporate Structure Flow Chart of Amerco

                                  THE OFFERING

We may offer and sell from time to time, in one or more series, unsecured senior or subordinated debt securities, which may consist of notes, debentures or other evidences of indebtedness.

The total initial offering prices of the debt securities we may offer and sell pursuant to this prospectus and supplements to it will not be greater than $500,000,000 (or the equivalent amount in a foreign currency or currency unit at the time of sale). We will offer these securities in amounts, at prices and on terms that we determine in light of market conditions at the time of sale and specify in a prospectus supplement.

                                  RISK FACTORS

*         HIGHLY COMPETITIVE INDUSTRY

The truck rental industry is highly competitive and includes a number of significant national and hundreds of regional and local competitors. Competition is generally based on price, product quality, convenience, availability, brand name recognition and service. Competition could adversely affect AMERCO's operating results by forcing us to reduce prices or delay price increases.

*         MANAGEMENT'S DISCRETION AS TO USE OF PROCEEDS

We will use the net proceeds from the sale of the debt securities in the manner set forth in the prospectus supplement relating to each offering of the debt securities. Consequently, our Board of Directors and management will have broad discretion in allocating the net proceeds of this offering.

*         CONTROL BY CERTAIN EXISTING STOCKHOLDERS

Edward J. Shoen, Chairman of the Board and President of AMERCO, James P. Shoen, Vice President and a Director of AMERCO, and Mark V. Shoen, President of U-Haul Phoenix Operations collectively own 9,205,476 shares (approximately 40.1%) of the outstanding common stock of AMERCO. Accordingly, Edward J. Shoen, Mark V. Shoen, and James P. Shoen will be in a position to continue to influence the election of the members of the Board of Directors and decisions requiring stockholder approval. In addition, 2,849,124 shares (approximately 12.6%), including shares allocated to employees and unallocated shares, are held by the AMERCO Employee Savings and Employee Stock Ownership Trust.

*         ENVIRONMENTAL MATTERS

Compliance with environmental requirements of federal, state and local governments significantly affects AMERCO's business. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Under environmental laws, AMERCO can be held strictly liable for hazardous substances that are found on real property AMERCO has owned or operated. AMERCO is aware of issues regarding hazardous substances on some of our real estate and AMERCO has put in place a remedial plan at each site where we believe such a plan is necessary. AMERCO regularly makes capital and operating expenditures to stay in compliance with environmental laws. In particular, AMERCO has managed a testing and removal program since 1988 for our underground storage tanks. Under this program, AMERCO has removed over 3,000 tanks at a total cost of $39.0 million since April 1988. As of December 31, 1998, AMERCO has twelve known sites containing thirteen known underground storage tanks. Despite these compliance efforts, risk of environmental liability is part of the nature of our business. AMERCO cannot assure you that environmental liabilities, including compliance and remediation costs, will not have a material adverse effect on AMERCO in the future. In addition, future events may lead to additional compliance or other costs that could have a material adverse effect on AMERCO. Such future events could include changes in, or new interpretations of, existing laws or enforcement policies. For more information regarding AMERCO's environmental matters, see "Item 1. Business -- Moving and Storage Operations -- Environmental Matters" in AMERCO's Form 10-K.

*         YEAR 2000 DISCLOSURE

AMERCO is and has been working since 1997 to identify and complete the changes necessary to our existing computerized business systems to make these systems compliant for Year 2000 processing. The Year 2000 processing problem is caused by currently installed computer systems and software products, including several used by AMERCO, being coded to accept only the last two digit entries in the date code field instead of four digits to indicate the year. Such programs may interpret the year 2000 to mean 1900 instead, producing erroneous information or date-related computer failures.

AMERCO's date reliance functions related to the Year 2000 and beyond, such as rental transaction processing and financial systems, may be adversely affected unless these computer systems are or become Year 2000 compliant. Replacing, upgrading or modifying key financial systems has been on-going in the normal course of business. AMERCO is utilizing both internal and external resources to identify, correct, reprogram and test our systems for Year 2000 compliance. In particular, AMERCO has an outside consulting firm on-site currently making the Year 2000 compliance related modifications to existing systems. The assessment phase is complete for information technology. AMERCO's internal information technology conversion phase is underway, with the testing phase going on at the same time.

AMERCO is also assessing our non-information technology items for Year 2000 compliance, such as rental vehicles and storage facilities security systems.

AMERCO is communicating with our major business partners to determine the efforts being made on their part for compliance. Critical vendors with electronic data interchange will be scheduled for testing between January and March of 1999, with other vendor testing to be scheduled during the remainder of the calendar year 1999. There can be no assurance AMERCO will not be adversely affected by the failure of others to become Year 2000 compliant. For example, AMERCO may be affected by, among other things, the failure of inventory suppliers, credit card processors, security companies or other vendors and service providers to become Year 2000 compliant.

AMERCO expects to be Year 2000 compliant by the fall of calendar year 1999. Initially, the budget was $2.0 million; as the conversion process continues, we now anticipate an additional $0.8 million may be incurred. Through December 31, 1998, $1.4 million has been incurred. AMERCO is accelerating the replacement of our payroll system due to year 2000 non-compliance at an estimated cost of $0.3 million to be incurred starting in June 1999. AMERCO has not deferred any major computer programming or update projects due to Year 2000 efforts. Although AMERCO believes we will achieve compliance on a timely basis, no assurance can be given that AMERCO's computer systems will be Year 2000 compliant by the fall of 1999 or otherwise in a timely manner or that AMERCO will not incur significant additional costs pursuing Year 2000 compliance. If the appropriate modifications are not made, or are not timely, the Year 2000 problem may have a material adverse effect on AMERCO.

AMERCO considers our most reasonably likely worst case scenario to be if a business partner is not Year 2000 compliant. AMERCO is in the process of developing and refining contingency plans to be used if a business partner is not compliant. The contingency plans will include processing of rental transactions, payments to employees and vendors, licensing of equipment, preparation of financial statements and the movement of funds. It is anticipated that the contingency plans will be completed by the end of March of 1999, with refinement continuing until the year 2000.

Despite AMERCO's efforts to date, there can be no assurance that the Year 2000 problem will not have a material adverse effect on AMERCO in the future.

                                USE OF PROCEEDS

The use of proceeds from the sale of the debt securities will be set forth in a prospectus supplement relating to each offering of debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table shows AMERCO's ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pretax earnings from operations plus total fixed charges excluding interest capitalized during the period, and "fixed charges" consists of interest expense, capitalized interest, amortization of debt expense and discounts, and one-third of the our annual rental expense (which we believe is a reasonable approximation of the interest factor of these rentals). The ratio for the nine months ended on December 31, 1998 may be different from the ratio for fiscal 1999 because, among other reasons, U-Haul rental operations are seasonal and proportionally more of our earnings are generated in the first and second quarters of each fiscal year.

NINE MONTHS
   ENDED
DECEMBER 31,     FISCAL YEAR ENDED MARCH 31,
------------   --------------------------------
    1998       1998   1997   1996   1995   1994
    ----       ----   ----   ----   ----   ----
    2.36       1.66   1.74   2.01   1.99   1.67

For more information on AMERCO's ratio of earnings to fixed charges, see Exhibit 12 to the registration statement and the section called "Where You Can Find More Information."

                         DESCRIPTION OF DEBT SECURITIES

The following is a description of certain general terms of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities, including the senior securities and the subordinated securities, offered by any prospectus supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such Offered Securities.

The senior securities are to be issued under an indenture (the "Senior Indenture"), between AMERCO and The Bank of New York, as trustee (the "Senior Trustee"). The subordinated securities are to be issued under an Indenture (the "Subordinated Indenture") between AMERCO and The Bank of New York, as trustee (the "Subordinated Trustee," together with the Senior Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are exhibits to the registration statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures, including the definitions therein of certain terms. Because this is a summary, it does not contain all the information that may be important to you. You should read each of the applicable Indentures in their entirety, including the definitions of certain terms, and the applicable prospectus supplement before you make any investment decision. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indentures are capitalized herein.

                                    GENERAL

Unless otherwise indicated in the prospectus supplement relating to Offered Securities, the debt securities will be unsecured obligations of AMERCO.

The Indentures do not limit the amount of Offered Securities that may be issued thereunder and provide that the Offered Securities may be issued thereunder from time to time in one or more series. All Offered Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened under the applicable Indenture, without the consent of any holder, for issuances of additional Offered Securities of such series. The senior securities will rank pari passu with all other unsecured and unsubordinated indebtedness of AMERCO. The subordinated securities will rank pari passu with other subordinated indebtedness of AMERCO and, together with such subordinated indebtedness, will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of AMERCO as described under "Subordinated Securities" below.

Reference is made to the prospectus supplement relating to the Offered Securities for the following terms, where applicable, of the Offered Securities:

       *         the title of the Offered Securities;

       *         any limit on the aggregate principal amount of the Offered
                 Securities;

       * the ranking of such Offered Securities as senior securities or subordinated securities;

       * the person to whom any interest on any Offered Security will be payable, if other than the person in whose name such Offered Security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

       *         the date or dates on which the Offered Securities will mature;

       * the rate or rates (which may be fixed or variable) at which the Offered Securities will bear interest, if any, and the date or dates from which such interest will accrue;

       * the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

       * the place or places where the principal of (and premium, if any) and interest on the Offered Securities shall be payable, where any Offered Securities may be surrendered for registration of transfer or exchange and where notices to or demand upon AMERCO may be delivered;

       * the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Offered Securities may be redeemed in whole or in part, at the option of AMERCO;

       * the mandatory or optional redemption provisions applicable to the Offered Securities;

       * the obligation, if any, of AMERCO to redeem or purchase such Offered Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Offered Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

       * the denominations in which such Offered Securities will be issuable, if other than denominations of $1,000 and any integral multiples thereof;

       * the portion of the principal amount of the Offered Securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

       *         any additional restrictive covenants under the applicable
                 Indenture;

       * the right of AMERCO to defease the Offered Securities or certain restrictive covenants and certain Events of Default under the Indentures;

       * the currency or currencies in which payment of principal and premium, if any, and interest on the Offered Securities will be payable, if other than United States dollars;

       * if the principal of and premium, if any, or interest, if any, on such Offered Securities is to be payable, at the election of AMERCO or a holder thereof, in a currency or currencies other than that in which such Offered Securities are stated to be payable, the currency or currencies in which payment of the principal of and premium, if any, or interest, if any, on such Offered Securities as to which such election is made will be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

       * any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Offered Securities;

       * if the Offered Securities will be issuable only in the form of a global note as described under "Book-Entry Securities," the Depository or its nominee with respect to the Offered Securities, and the circumstances under which the global note may be registered for transfer or exchange in the name of a person other than the Depository or its nominee;

       *         any additional Events of Default under the applicable
                 Indenture; and

       *         any other terms of the Offered Securities.

If the principal of and premium, if any, or any interest on Offered Securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such Offered Securities and such currency will be described in the prospectus supplement relating thereto.

Unless otherwise indicated in the prospectus supplement relating to Offered Securities, principal of and premium, if any, and interest, if any, on the Offered Securities will be payable, and the Offered Securities will be exchangeable and transfers thereof will be registrable, at the office of the applicable Trustee at 101 Barclay Street, Floor 21 West, New York, New York, 10286, provided that, at the option of AMERCO, payment of interest may be made by:

       * wire transfer on the date of payment in immediately available federal funds or next day funds to an account specified by written notice to the applicable Trustee from any holder of Offered Securities;

       * any similar manner that such holder may designate in writing to the applicable Trustee; or

       * by check mailed to the address of the person entitled thereto as it appears in the security register.

Any payment of principal and premium, if any, and interest, if any, required to be made on an interest payment date, redemption date, or at maturity that is not a business day need not be made on such day, but may be made on the next succeeding business day with the same force and effect as if made on the interest payment date, redemption date, or at maturity, as the case may be, and no interest shall accrue for the period from and after such interest payment date, redemption date, or maturity.

Unless otherwise indicated in the prospectus supplement relating to Offered Securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of Offered Securities, but AMERCO may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

Offered Securities may be issued under the Indentures as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. In addition, under United States treasury regulations, it is possible that Offered Securities that are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) and to "investment units" will be described in the prospectus supplement relating thereto. An "original issue discount security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuation thereof.

                               BOOK-ENTRY SYSTEM

The debt securities will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company, as Depository under the Indentures and the related supplemental indentures (the "Depository"), and registered in the name of the Depository's nominee. Except as set forth below:

       * owners of beneficial interests in a global note will not be entitled to have debt securities represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the Indentures and the related Supplemental Indentures; and

       * each global note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

Accordingly, beneficial interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. The depository arrangements described above and such laws may impair the ability to own or transfer beneficial interests in a global note.

Owners of beneficial interests in any global note will not be entitled to receive debt securities in definitive form and will not be considered holders of debt securities unless:

       * the Depository notifies AMERCO that it is unwilling or unable to continue as Depository for such global note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act;

       * AMERCO executes and delivers to the applicable Trustee a company order that such global note shall be so exchangeable; or

       * there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the debt securities (a "Default").

In such circumstances, upon surrender by the Depository or a successor depository of any global note, debt securities in definitive form will be issued to each person that the Depository or a successor depository identifies as the beneficial owner of the related debt securities. Upon such issuance, the applicable Trustee is required to register such debt securities in the name of, and cause such debt securities to be delivered to, such person or persons (or nominees thereof). Such debt securities would be issued in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

The Depository is a limited-purpose trust company organized under the laws of the State of New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others known as indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Principal and interest payments on debt securities registered in the name of or held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global note representing such debt securities. Under the terms of the Indentures and the related Supplemental Indentures, AMERCO and the applicable Trustee will treat the persons in whose names the debt securities are registered as the holders of such debt securities for the purpose of receiving payment of principal and interest on such debt securities and for all other purposes whatsoever. Therefore, none of AMERCO, the Trustees or any paying agent has any direct responsibility or liability for the payment of principal of or interest on the debt securities to owners of beneficial interests in any global note. The Depository has advised AMERCO and the Trustees that its current practice is to credit the accounts of participants with payments of principal or interest on the date payable in amounts proportionate to their respective holdings in principal amount of beneficial interests in a global note as shown in the records of the Depository, unless the Depository has reason to believe that it will not receive payment on such date. The Depository's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants and indirect participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the participants and indirect participants.

The Depository has advised AMERCO that it will take any action permitted to be taken by an owner or holder of debt securities only at the direction of one or more participants to whose account with the Depository such holder's debt securities are credited. Additionally, the Depository has advised AMERCO that it will take such actions with respect to any percentage of the beneficial interest of holders who hold debt securities through participants only at the direction of and on behalf of participants whose account holders include undivided interests that satisfy any such percentage. The Depository may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose account holders include such undivided interests.

                               SENIOR SECURITIES

Payment of the principal of, premium, if any, and interest on senior securities issued under the Senior Indenture will rank pari passu with all other unsecured and unsubordinated indebtedness of AMERCO.

                            SUBORDINATED SECURITIES

Payment of the principal of, premium, if any, and interest on subordinated securities issued under the Subordinated Indenture will rank pari passu with all other subordinated indebtedness of AMERCO and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior

Indebtedness of AMERCO. The Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness than can be incurred by AMERCO.

The Subordinated Indenture provides that AMERCO may make no principal, interest or other payment on account of any subordinated securities or redeem, defease (other than payments made by the Subordinated Trustee pursuant to the provisions of the Subordinated Indenture described under "Defeasance") or acquire any of the subordinated securities for cash, property or securities:

       * upon the maturity of the Designated Senior Indebtedness or any other Senior Indebtedness with an aggregate principal amount in excess of $1,000,000 unless and until all principal, premium and interest on such Senior Indebtedness and all other obligations in respect thereof are first paid in full in cash or cash equivalents or such payment is duly provided for, or unless and until any such maturity by acceleration has been rescinded or waived; or

       * in the event of default in the payment of any principal, premium or interest on or any other amount payable in respect of the Designated Senior Indebtedness or any other Senior Indebtedness with an aggregate principal amount in excess of $1,000,000 when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or has otherwise ceased to exist.

Upon the happening of a default (any event that after notice or passage of time would be an event of default) or an event of default (any event that permits the holders of Senior Indebtedness or their representative or representatives immediately to accelerate its maturity) with respect to any Senior Indebtedness, other than a default in payment of the principal, premium or interest on such Senior Indebtedness, and upon written notice of such default or event of default given to AMERCO and the Subordinated Trustee by the holders of a majority of the principal amount outstanding of the Designated Senior Indebtedness or their representative or, at such time there is not Designated Senior Indebtedness, the holders of a majority of the principal amount outstanding of all Senior Indebtedness or their representative or representatives or, if such default or event of default results from the acceleration of the subordinated securities, immediately upon such acceleration, then, unless such default or event of default has been cured or waived or otherwise has ceased to exist, AMERCO may make no payment with respect to any obligation or claim in respect of the subordinated securities.

Notwithstanding the foregoing, unless the Senior Indebtedness in respect of which such default or event of default exists has been declared due and payable in its entirety within 180 days after the date written notice of such default or event of default is delivered as set forth above or the date of such acceleration as the case may be (the "payment blockage period"), and such declaration or acceleration has not been rescinded, AMERCO may then pay all sums not paid to the holders of the subordinated securities during the payment blockage period due to the foregoing prohibitions and resume all other payments as and when due on the subordinated securities. Any number of such notices may be given; provided, however, that (1) during any 360 consecutive days, only one payment blockage period may commence and (2) any such default or event of default that existed upon the commencement of a payment blockage period may not be the basis for the commencement of any other payment blockage period, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

In the event that any payment or distribution of assets of AMERCO from any source is received by the Subordinated Trustee or the holders on account of any obligation or claim in respect of the subordinated securities at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution will be held in trust for the benefit of the holders of Senior Indebtedness, and will be paid or delivered by the Subordinated Trustee or such holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness.

The holders of the Senior Indebtedness and their respective representatives are authorized to demand specific performance of the provisions with respect to subordination in the Subordinated Indenture at any time when AMERCO or any holder shall have failed to comply with any provision with respect to subordination in the Subordinated Indenture applicable to it, and AMERCO and each holder irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance of such subordination provision in any action brought therefor by the holders of the Senior Indebtedness and their respective representatives.

By reasons of such subordination, in the event of the liquidation or insolvency of AMERCO, creditors of AMERCO who are not holders of Senior Indebtedness, including holders of the subordinated securities, may recover less, ratably, than holders of Senior Indebtedness.

No provision contained in the Subordinated Indenture or the subordinated securities will affect the obligation of AMERCO, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated securities. The subordination provisions of the Subordinated Indenture and the subordinated securities will not prevent the occurrence of any Event of Default under either of the Indentures or limit the rights of the Subordinated Trustee or any holder, except as provided in the seven preceding paragraphs, to pursue any other rights or remedies with respect to the subordinated securities.

                                   COVENANTS

The Indentures contain several restrictive covenants. The Indentures do not contain:

       * any restrictions on AMERCO paying dividends or making other distributions on any of its capital stock or purchasing or redeeming any of its capital stock;

       * any restrictions on AMERCO incurring, assuming or become liable upon senior indebtedness or subordinated indebtedness or any other type of debt securities or other obligations;

       * any restrictions on AMERCO creating liens on its property for any purpose; or

       * any requirement on AMERCO adhering to any financial ratios or specified levels of net worth or liquidity.

Any additional restrictive covenants relating to any series of debt securities will be described in the prospectus supplement relating to such series. If any such covenants are described, the prospectus supplement will also state whether the "covenant defeasance" provisions described below will apply.

*         Corporate Existence

AMERCO will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and material franchises of AMERCO; provided, however, that AMERCO shall not be required to preserve any such right or franchise if our Board of Directors shall determine that the preservation of such rights and franchises is no longer desirable in the conduct of the business of AMERCO and our consolidated subsidiaries considered as a whole, and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities.

*         Consolidation, Merger, and Sale of Assets

AMERCO, without the consent of any holders of outstanding debt securities, may consolidate or merge with or into, or transfer or lease its assets as an entirety to, any corporation, provided that (i) the corporation (if other than AMERCO) formed by such consolidation or into which AMERCO is merged or that acquires or leases the assets of AMERCO substantially as an entirety is a corporation, partnership or trust, is organized and existing under the laws of any United States jurisdiction and expressly assumes AMERCO's obligations on the debt securities and under the Indentures, (ii) after giving effect to such transaction no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing (provided that a transaction will only be deemed to be in violation of this condition (ii) as to any series of debt securities as to which such Event of Default or such event shall have occurred and be continuing), and (iii) certain other conditions are met.

                               EVENTS OF DEFAULT

The following are Events of Default under each Indenture with respect to debt securities of any series issued thereunder:

       (1) failure to pay principal of or premium, if any, on any debt security of that series when due;

       (2) failure to pay any interest on any debt security of that series when due, continued for 30 days;

       (3) (i) the failure by AMERCO or any of our subsidiaries to pay indebtedness for money borrowed (including debt securities of other series) in an aggregate principal amount exceeding $10,000,000 at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness for money borrowed of AMERCO or any of our subsidiaries in excess of $10,000,000, if such failure to pay or acceleration is not discharged or such acceleration is not annulled within 15 days after due notice;

       (4) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

       (5) failure to perform any other covenant or warranty of AMERCO in such Indenture (other than a covenant or warranty included in such Indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice as provided in such Indenture;

       (6)      certain events in bankruptcy, insolvency or reorganization; and

       (7) any other Event of Default provided with respect to debt securities of that series.

If an Event of Default specified in clause (6) above occurs and is continuing with respect to a series of debt securities, then the principal amount of the outstanding debt securities shall become immediately due and payable without any declaration or other act on the part of the applicable Trustee or any holder. If an Event of Default (not specified in clause (6) above) shall occur and be continuing with respect to outstanding debt securities of any series, either the applicable Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately by written notice to AMERCO (and to the applicable Trustee if given by the holders). At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

Reference is made to the prospectus supplement relating to each series of Offered Securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an Event of Default and the continuation thereof.

The Indentures provides that each Trustee will be under no obligation, subject to the duty of the applicable Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the related Indenture at the request or direction of any of the holders, unless such holders shall have offered to the applicable Trustee reasonable indemnity. Subject to such provisions for indemnification of the applicable Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to that Trustee, or exercising any trust or power conferred on that Trustee, with respect to the debt securities of that series.

AMERCO will furnish to each Trustee annually a certificate as to compliance by AMERCO with all terms, provisions and conditions of the applicable Indenture.

                                   DEFEASANCE

The prospectus supplement will state if any additional defeasance provision will apply to the Offered Securities.

Defeasance and Discharge

Each Indenture provides that, if applicable, AMERCO will be discharged from any and all obligations in respect of the debt securities of any series issued thereunder (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost, or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the irrevocable deposit with the applicable Trustee, in trust, of money and/or U.S. Government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the debt securities of that series on the stated maturity of such payments in accordance with the terms of the applicable Indenture and the debt securities of such series. Such a trust may only be established if, among other things, AMERCO has delivered to the applicable Trustee an opinion of counsel (who may be an employee of or counsel for AMERCO) to the effect that AMERCO has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in the applicable United States federal income tax law to the effect that holders of the debt securities of that series will not recognize income, gain, or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred.

However, the Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishments of Liabilities" as issued by the Financial Accounting Standard's Board will generally not permit the in-substance defeasance of debt as described above.

Defeasance of Certain Covenants and Certain Events of Default

Each Indenture provides that AMERCO may omit to comply with the covenants described under "Covenants," and that may be described in a prospectus supplement and as set forth in a related Supplemental Indenture, and that violations of such covenants will not be deemed to be an Event of Default under the applicable Indenture to the extent that the conditions described herein are met. Each Indenture also provides with respect to the Offered Securities of any series issued thereunder, to the extent provided for in the prospectus supplement, that AMERCO may omit to comply with certain restrictive covenants provided for in this prospectus or the prospectus supplement and, to the extent provided in the prospectus supplement, that violations of certain restrictive covenants provided for in the prospectus supplement shall not be deemed to be an Event of Default under the applicable Indenture and the debt securities of such series, upon the deposit with the applicable Trustee, in trust, of money and/or U.S. Government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable Indenture and the debt securities of such series. The obligations of AMERCO under the applicable Indenture and the debt securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, AMERCO has delivered to the applicable Trustee an opinion of counsel (who may be an employee of or counsel for AMERCO) to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

In the event AMERCO exercises its option to omit compliance with certain covenants of the applicable Indenture with respect to the Offered Securities of any series as described above issued thereunder and the Offered Securities of such series are declared due and payable because of the occurrence of any Event of Default other than the Event of Default due to certain events in bankruptcy, insolvency, or reorganization described under "Events of Default," the amount of money and U.S. Government obligations on deposit with the applicable Trustee will be sufficient to pay amounts due on the Offered Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Offered Securities of such series at the time of the acceleration resulting from such Event of Default. However, AMERCO shall remain liable for such payments.

                            MODIFICATION AND WAIVER

Modifications and amendments of the Indentures may be made by AMERCO and the Trustees with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

* change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

* reduce the principal amount of, or the premium, if any, or interest, if any, on any debt security or any premium payable upon the redemption thereof;

* reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

* adversely affect the rights of such holder under any mandatory redemption or repurchase provision or any right or redemption or repurchase at the option of such holder;

* change the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security;

* impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

* with respect to the Subordinated Indenture, modify the terms relating to subordination in a manner adverse to the holders of debt securities issued under such Subordination Indenture; or

* reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by AMERCO with certain restrictive provisions of the applicable Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest on any debt security of that series or in respect of a provision that under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

                              CERTAIN DEFINITIONS

Set forth below is a summary of certain of the defined terms used in the covenants contained in the applicable Indenture. Reference is made to the applicable Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

"consolidated subsidiary" means any subsidiary of a person or of any consolidated subsidiary which is consolidated with such person for financial reporting purposes in accordance with United States generally accepted accounting principles.

"Designated Senior Indebtedness" means any class of Senior Indebtedness the aggregate principal amount outstanding of which exceeds $50,000,000 and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

"indebtedness for money borrowed," when used with respect to AMERCO or any of our subsidiaries, means any obligation of, or any obligation guaranteed by, AMERCO or any of our subsidiaries for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, AMERCO for the payment of the purchase price of property or assets.

"Senior Indebtedness" as defined in the Subordinated Indenture means the principal of and premium, if any, and interest on (a) all indebtedness of AMERCO whether outstanding on the date of the Subordinated Indenture or thereafter created:

       *         for money borrowed by AMERCO;

       * for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by AMERCO;

       * in respect of letters of credit and acceptances issued or made by banks; or

       * constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of AMERCO at the time of the acquisition of such property by AMERCO, for the payment of which AMERCO is directly liable;

and (b) all deferrals, renewals, extensions and refunding of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence, the terms "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinated to other indebtedness of AMERCO. Notwithstanding anything to the contrary in the Subordinated Indenture or the subordinated securities, Senior Indebtedness shall not include (1) any indebtedness of AMERCO which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the subordinated securities or (2) any indebtedness of AMERCO to a subsidiary of AMERCO.

"subsidiary" means a person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries, or by such person and one or more other subsidiaries of such person.

                             CONCERNING THE TRUSTEE

AMERCO may maintain banking and other commercial relationships with the applicable Trustee and its affiliates in the ordinary course of business.

                                 GOVERNING LAW

The Indentures and the Offered Securities will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

We may sell the Offered Securities:

       *         through agents;

       *         through underwriters or dealers;

       *         directly to one or more purchasers; or

       *         through some combination of these methods.

By Agents

The Offered Securities may be sold through agents we designate. Except as otherwise set forth in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

If underwriters are used in the sale, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Offered Securities of the series offered if any of the Offered Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

If dealers are used in the sale, we will sell the Offered Securities to the dealers, as principal. The dealers may then resell the Offered Securities to the public at varying prices to be determined by them at the time of sale.

Direct Sales

We may also directly sell the Offered Securities. In this case, no underwriters, dealers or agents would be involved.

General Information

Any underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in the applicable prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us or commissions from purchasers of the Offered Securities may be treated as underwriting discounts, concessions or commissions under the Securities Act. Any underwriter, dealer or agent will be identified and their compensation described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make.

Certain of the underwriters or agents and their affiliates may be customers of, engage in transactions with and perform investment banking, commercial banking and other financial services for AMERCO and our affiliates in the ordinary course of business.

Each series of Offered Securities will be a new issue with no established trading market. We do not intend to list any of the Offered Securities on a national securities exchange or quotation system. It is possible that one or more underwriters or broker-dealers may make a market in the Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give you no assurance as to the existence or liquidity of a trading market for any of the Offered Securities.

In connection with an offering of our Offered Securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or slowing a decline in the market price of the Offered Securities; and syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of Offered Securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell Offered Securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be effected on any securities exchange on which the Offered Securities may be listed, in the over-the-counter market or otherwise.

                                 LEGAL OPINIONS

Our counsel, Lionel, Sawyer & Collins, located at 300 S. 4th Street, Suite 1700, Las Vegas, Nevada 89101, will issue a legal opinion about the validity of the Offered Securities. Counsel named in the applicable prospectus supplement will advise the underwriters.

                                    EXPERTS

The consolidated financial statements of AMERCO as of March 31, 1998 and 1997 and for each of the fiscal years in the three-year period ended March 31, 1998, incorporated in this prospectus by reference to AMERCO's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 have been so incorporated by reference herein and in the registration statement in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, and upon the authority of said firm as experts in auditing and accounting.

                                  $500,000,000

                                     AMERCO

                                  [UHAUL LOGO]

                                DEBT SECURITIES

                          ----------------------------
                                   PROSPECTUS
                          ----------------------------

                             Dated March     , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee.........  $139,000
Printing and Engraving Expenses.............................    40,000*
Legal Fees and Expenses.....................................    60,000*
Accounting Fees and Expenses................................    40,000*
Other Expenses..............................................     1,000*
                                                              --------
         Total Expenses.....................................  $280,000*

---------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law requires AMERCO to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. AMERCO's Restated Articles of Incorporation eliminate personal liability of directors and officers, to AMERCO or its stockholders, for damages for breach of their fiduciary duties as directors or officers, except for liability (i) for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for the unlawful payment of dividends. In addition, AMERCO's Bylaws provide that AMERCO shall indemnify, to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a defendant in any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she was a director or officer of AMERCO. AMERCO has also executed Indemnification Agreements that provide that certain of AMERCO's directors and officers shall be indemnified and held harmless by AMERCO to the fullest extent permitted by applicable law or the Restated Articles of incorporation or Bylaws of AMERCO. AMERCO has established a trust fund with Harris Trust and Savings Bank as trustee in order to fund its obligations under the Indemnification Agreements. AMERCO has agreed to maintain a minimum balance in the trust fund of $1,000,000. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                             EXHIBIT
-------  ------------------------------------------------------------
1        Form of Underwriting or Distribution Agreement for Debt
         Securities*
2.1      Order Confirming Plan(l)
2.2      Amended and Restated Debtor's Plan of Reorganization
         Proposed by
         Edward J. Shoen(l)
4.1      Form of Senior Indenture
4.2      Form of Subordinated Indenture
4.3      Form of senior global note (included in Article 2 of Exhibit
         4.1)
4.4      Form of subordinated global note (included in Article 2 of
         Exhibit 4.2)
4.5      Form(s) of Supplemental Indenture relating to Senior
         Securities*
4.6      Form(s) of Supplemental Indenture relating to Subordinated
         Securities*
5        Opinion of Lionel, Sawyer & Collins
12       Statement re Computation of Ratios
23.1     Consent of Independent Accountants
23.2     Consent of Lionel, Sawyer & Collins (included in Exhibit 5)
24       Power of Attorney (included on signature page of
         Registration Statement)
25.1     Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture
25.2     Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture

       * To be filed by means of Form 8-K.

(1) Incorporated by reference to AMERCO's Registration Statement on Form S-3, Registration No. 333-1195.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each such filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 28th day of February, 1999.

                                           AMERCO

                                           By:     /s/ EDWARD J. SHOEN
                                              ----------------------------------
                                                 Edward J. Shoen
                                                 Chairman of the Board and
                                                 President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Edward J. Shoen, as attorney-in-fact, to sign in his name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

             NAME AND SIGNATURE                                  TITLE                           DATE
             ------------------                                  -----                           ----
             /s/ EDWARD J. SHOEN               Chairman of the Board and President         February 28, 1999
 ------------------------------------------    (principal executive officer)
               Edward J. Shoen

             /s/ GARY B. HORTON                Treasurer (principal financial and          February 28, 1999
 ------------------------------------------    accounting officer)
               Gary B. Horton

             /s/ JAMES P. SHOEN                Director                                    February 28, 1999
 ------------------------------------------
               James P. Shoen

            /s/ WILLIAM E. CARTY               Director                                    February 28, 1999
 ------------------------------------------
              William E. Carty

              /s/ JOHN M. DODDS                Director                                    February 28, 1999
 ------------------------------------------
                John M. Dodds

            /s/ CHARLES J. BAYER               Director                                    February 28, 1999
 ------------------------------------------
              Charles J. Bayer

           /s/ RICHARD J. HERRERA              Director                                    February 28, 1999
 ------------------------------------------
             Richard J. Herrera

             /s/ JOHN P. BROGAN                Director                                    February 28, 1999
 ------------------------------------------
               John P. Brogan

             /s/ JAMES J. GROGAN               Director                                    February 28, 1999
 ------------------------------------------
               James J. Grogan

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             EXHIBIT
-------  ------------------------------------------------------------
1        Form of Underwriting or Distribution Agreement for Debt
         Securities*
2.1      Order Confirming Plan(l)
2.2      Amended and Restated Debtor's Plan of Reorganization
         Proposed by
         Edward J. Shoen(l)
4.1      Form of Senior Indenture
4.2      Form of Subordinated Indenture
4.3      Form of senior global note (included in Article 2 of Exhibit
         4.1)
4.4      Form of subordinated global note (included in Article 2 of
         Exhibit 4.2)
4.5      Form(s) of Supplemental Indenture relating to Senior
         Securities*
4.6      Form(s) of Supplemental Indenture relating to Subordinated
         Securities*
5        Opinion of Lionel, Sawyer & Collins
12       Statement re Computation of Ratios
23.1     Consent of Independent Accountants
23.2     Consent of Lionel, Sawyer & Collins (included in Exhibit 5)
24       Power of Attorney (included on signature page of
         Registration Statement)
25.1     Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture
25.2     Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture

       * To be filed by means of Form 8-K.

(1) Incorporated by reference to AMERCO's Registration Statement on Form S-3, Registration No. 333-1195.